EXHIBIT 10.8

RehabCare Group, Inc.

Executive Deferred Compensation Plan

Effective July 1, 2005

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REHABCARE GROUP, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

Effective July 1, 2005

Preamble

RehabCare Group, Inc. (the “Company”) hereby establishes the RehabCare Group, Inc. Non-Qualified Deferred Compensation Plan (the “Plan”), effective as of the date specified herein. The Company intends to establish and maintain the Plan as an unfunded retirement plan for a select group of management or highly compensated employees.

The purpose of the Plan is to permit designated executives of the Company to accumulate additional retirement income through a nonqualified deferred compensation plan that enables them to make Elective Deferrals in excess of those permitted under the RehabCare, Inc. 401(k) Employee Savings Plan (or other applicable 401(k) plans) and to receive employer matching and other employer contributions that are precluded by the provisions of that plan or by applicable law. This plan is intended to be unfunded and maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

ARTICLE 1 – Definitions

As used in this Plan, the following capitalized words and phrases have the meanings indicated, unless the context requires a different meaning:

1.1	“Account” means amounts credited to a Participant under the Plan or the aggregate of all of a Participant’s accounts. The Plan includes the following types of Account:

(a)	Compensation Reduction Accrual Account;

(b)	Matching Contribution Accrual Account; and

(c)	NonMatching Contribution Accrual Account

1.2	“Affiliate” means any person, corporation or other entity that from time to time is, along with the Company, considered a single employer under Sections 414(b) or 414(c) of the Code.

1.3	“Allocation Date” means the last day of any Plan Year.

1.4	“Beneficiary” means the person or persons designated by a Participant, or otherwise entitled, to receive any amount credited to his Account that remains undistributed at his death.

1.5	“Board of Directors” or “Board” means the board of directors of the Company.

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1.6

“Bonus Compensation” means any Compensation paid in cash that would qualify for supplemental wage withholding under Treasury Regulation Section 31.3402(g)-1, including, but not limited to, bonuses, commissions, and overtime pay.

1.7	“Code” means the Internal Revenue Code of 1986 as amended.

1.8	“Committee” means the committee appointed in accordance with Section 8.1 to administer the Plan.

1.9	“Company” means RehabCare Group, Inc., a Delaware corporation, and any subsidiaries, Affiliates or any successor thereto.

1.10

“Compensation” means wages within the meaning of Section 3401(a) of the Code (for purposes of income tax withholding at the source) and all other payments of compensation by the Company for which the Company is required to furnish a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exceptions for agricultural labor and services performed outside the United States), plus the amount of salary reduction as a result of an election pursuant to a plan or plans governed by Sections 125, 132(f)(4), 401(k) or 403(b) of the Code (inclusively). Compensation shall also include any other amounts contributed pursuant to this Plan or any other plan of deferred compensation. Compensation shall not include reimbursements or other expense allowances, deferred compensation payments, fringe benefits (cash or noncash), moving expenses, automobile allowances, stock option transaction income, and welfare benefits. [1]

1.11	“Compensation Reduction Accrual” means an amount credited to the Compensation Reduction Accrual Account pursuant to a Compensation Reduction Agreement, including Qualified Plan Refunds.

1.12	“Compensation Reduction Accrual Account” means the account established to record Compensation Reduction Accruals authorized by Participants under the terms of this Plan.

1.13

“Compensation Reduction Agreement” means an agreement between a Participant and the Company, under which the Participant agrees to a reduction in his Compensation and the Company agrees to credit him with Compensation Reduction Accruals under this Plan.

1.14	“Disability” means a Participant who:

(a)	is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in

_________________________

 1 This definition of Compensation was taken from the RehabCare 401(k) plan and modified as appropriate.

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death or can be expected to last for a continuous period of not less than 12 months; or

(b)

is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.[2]

1.15	“Distributable Amount” means the portion of a Participant’s Account for a particular Plan Year to be distributed in accordance with an election made pursuant to Section 4.3.4.

1.16	“Effective Date” means July 1, 2005, the date on which this Plan went into effect.

1.17	“Eligible Employee” means the select group of management or highly compensated employees as determine by the Committee, in its sole discretion, from time to time.

1.18	“Entry Date” means the Effective Date and the first day of each calendar month thereafter.

1.19	“Matching Contribution Accrual” means an amount credited to a Participant’s Account in accordance with Section 4.1.2.

1.20	“Matching Contribution Accrual Account” means the account established to record Matching Contribution Accruals on a Participant’s behalf.

1.21	“NonMatching Contribution Accrual” means an amount credited to a Participant’s Account in accordance with Section 4.1.3.

1.22	“NonMatching Contribution Accrual Account” means the account established to record NonMatching Contribution Accruals on a Participant’s behalf.

1.23	“Normal Retirement Date” means the later of (a) a Participant’s sixty-fifth (65th) birthday or (b) his completion of ten (10) Years of Service.

1.24

“Participant” means (a) any Eligible Employee who satisfies the conditions for participation in the Plan set forth in Section 2.1 or (b) any Eligible Employee who formerly satisfied the conditions for participation in the Plan set forth in Section 2.1 and who has not received a total distribution of his Account.

1.25	“Plan” means the RehabCare Group, Inc. Executive Deferred Compensation Plan, as set forth herein and as amended from time to time.

1.26	“Plan Year” means the accounting year of the Plan, which ends on December 31st.

_________________________

 2 This definition of Disability is taken from Code Section 409A.

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1.27	“Qualified Plan” means the RehabCare, Inc. 401(k) Employee Savings Plan (or other applicable RehabCare 401(k) plan), as from time to time amended.

1.28	“Qualified Plan Refund” means elective deferrals made by a Participant into the Qualified Plan that are required to be distributed due to discrimination testing.

1.29	“Salary Compensation” mean any Compensation other than Bonus Compensation.

1.30

“Separation from Service” means a Participant’s or former Participant’s separation from the service of the Company (including all Affiliates of the Company) by reason of his resignation, retirement, discharge or death. [3]

1.31	“Trust” or “Trust Fund” means any trust established to hold amounts set aside by the Company in accordance with Section 4.4.

1.32	“Trustee” means the trustee of the Trust Fund.

1.33	“Valuation Date” means any Allocation Date and any other date as of which the value of Participants’ Accounts is determined.

1.34	“Years of Service” is the definition provided in the RehabCare, Inc. 401(k) Employee Savings Plan.

1.35	Rules of Construction.

1.35.1	Governing law. The construction and operation of this Plan and Trust are governed by the laws of Delaware.

1.35.2	Undefined terms. Unless the context clearly requires another meaning, any term not specifically defined in this Plan is used in the sense given to it by the Qualified Plan.

1.35.3	Headings. The headings of Articles, Sections and Subsections are for reference only and are not to be utilized in construing the Plan.

1.35.4	Gender. Unless clearly inappropriate, all pronouns of whatever gender refer indifferently to persons or objects of any gender.

1.35.5	Singular and plural. Unless clearly inappropriate, singular terms refer also to the plural number and vice versa.

1.35.6	Severability. If any provision of this Plan is held illegal or invalid for any reason, the remaining provisions are to remain in full force and effect and to be construed

_________________________

 3 Note that this definition of Separation from Service differs from the definition in the RehabCare 401(k) plan.

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and enforced in accordance with the purposes of the Plan as if the illegal or invalid provision did not exist.

ARTICLE 2 – Participation in the Plan

2.1	Commencement of Participation. An employee of the Company becomes a Participant on the earliest Entry Date on which he satisfies all of the following conditions:

(a)	he is an Eligible Employee;

(b)	he is eligible to participate in the Qualified Plan; and

(c)	he has executed and delivered to the Committee a valid Compensation Reduction Agreement that is still in effect.

2.2

Cessation of Participation. If a Participant ceases to satisfy any of the conditions set forth in Section 2.1, his participation in this Plan will terminate except as is required under law to maintain his deferral election as irrevocable and except that his Account will continue to be held for his benefit and will be distributed to him in accordance with the provisions of Article 6. He may resume participation as of any Entry Date on which he again satisfies the conditions of Section 2.1.

ARTICLE 3 – Accounts Under the Plan

3.1

Establishment of Accounts. The accounts specified in this Section 3.1 are established under the Plan to record the liability of the Company to Participants. All Accounts may be maintained on the books of the Company, and the Company is under no obligation to segregate any assets to provide for these liabilities. Should the Company elect to segregate assets into a trust fund pursuant to Section 4.4 of the Plan, the accounts specified in this Section 3.1 may be maintained on the books of such fund.

3.1.1

Compensation Reduction Accrual Accounts. A Compensation Reduction Accrual Account is maintained for each Participant for the purpose of recording the current value of his Compensation Reduction Accruals.

3.1.2

Matching Contribution Accrual Accounts. A Matching Contribution Accrual Account is maintained for each Participant for the purpose of recording the value of Matching Contribution Accruals credited on his behalf in accordance with Section 4.1.2.

3.1.3

NonMatching Contribution Accrual Accounts. A NonMatching Contribution Accrual Account is maintained for each Participant for the purpose of recording the value of NonMatching Contribution Accruals credited on his behalf in accordance with Section 4.1.3.

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3.2	Valuation of Accounts.

3.2.1	Timing of valuation. All Accounts are valued as of each Allocation Date and as of any other Valuation Date fixed by the Committee.

3.2. 2	Method of Valuing Accounts. The value of an Account as of any Valuation Date is equal to the sum of

(a)	the fair market value of the Account’s interest in the Trust Fund, plus

(b)

any benefits accrued under Article 4 with respect to which the Company has not made contributions to the Trust Fund, with interest, income, expense, gains and losses in accordance with the investment experience that would result if assets were invested given the investment allocation provided by the Committee in accordance with Section 4.6.

ARTICLE 4 – Accrual of Benefits

4.1	Types of Contribution. For any Plan Year, Participants may accrue benefits under each of the provisions of this Section 4.1.

4.1.1	Compensation Reduction Accruals. Compensation Reduction Accruals are credited to each Participant to the extent specified in his Compensation Reduction Agreement in effect for the Plan Year.

4.1.2

Accrual of Matching Contributions. The amount of Matching Contributions made pursuant to the Compensation Reduction Agreement shall be such amount, if any, equal to the maximum match that the participant could have received under the Qualified Plan based on the participant’s compensation (as defined in such Plan and increased by the amount of the Eligible Employee’s elective deferrals under this Plan, with such total amount subject to the Internal Revenue Code 401(a)(17) limit), reduced by the maximum match the participant could have received in the 401(k) plan at a 4% contribution rate, after discrimination testing.

4.1.3

Accrual of NonMatching Contributions. The amount of such NonMatching Contributions shall be such amount, if any, the Committee, in its sole discretion, determines from year to year. NonMatching Contributions for a Plan Year shall be allocated pro rata based on the Compensation of all Participants entitled to share in such contribution. In order to be eligible to share in an allocation of a NonMatching Contribution for a particular Plan Year, a Participant must be employed on the last day of the Plan Year to which such contribution related and have completed a Year of Service during such Plan Year.

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4.2

Timing of Accruals. Compensation Reduction Accruals are deemed to accrue on the date on which the Participant would otherwise have received the Compensation that he elected to defer. Matching Contribution Accruals are deemed to accrue on the date of the Compensation Reduction Accruals to which they relate. NonMatching Contribution Accruals are deemed to accrue on the Allocation Date of the Plan Year to which they relate. A Participant whose Separation from Service occurred before the date on which any amount described in Section 4.1 would otherwise have accrued is not entitled to that accrual, unless his Separation from Service was due to death, Disability or retirement at or after his Normal Retirement Date.

4.3	Compensation Reduction Agreements.

4.3.1

Authorization of Compensation Reduction Accruals. By executing a Compensation Reduction Agreement with respect to a Plan Year, a Participant may elect to have Compensation Reduction Accruals credited under the Plan on his behalf. The current Salary Compensation and Bonus Compensation of a Participant who executes a Compensation Reduction Agreement are reduced by the amount specified in his election, and an equal amount is accrued under the Plan in accordance with Section 4.1.1. Each Participant’s Compensation Reduction Agreement shall designate separately the amount of reduction of Salary Compensation and Bonus Compensation to be taken from his Compensation for the Year. An agreement may specify whether the reduction is applied as a percentage amount to Salary Compensation, to Bonus Compensation, or to both. A Compensation Reduction Agreement may also specify whether Qualified Plan Refunds will be deferred into the Plan. In the discretion of the Committee, separate agreements may be used for Salary Compensation, Bonus Compensation and/or Qualified Plan Refunds. Compensation Reduction Contributions may not be made with respect to Compensation other than Salary Compensation, Bonus Compensation and Qualified Plan Refunds. A Compensation Reduction Agreement becomes irrevocable as of the latest date on which it could be made for a Plan Year.

4.3.2

Timing of Compensation Reduction Agreements. An employee who first becomes an Eligible Employee within a Plan Year may execute a Compensation Reduction Agreement to become effective upon the next Entry Date into the Plan provided that such Compensation Reduction Agreement must in all cases be made within the first 30 days following the date on which such Eligible Employee becomes first eligible. A Compensation Reduction Agreement with respect to any Plan Year after this Plan’s initial year must be executed no later than the last day of the preceding Plan Year. A Compensation Reduction Agreement for the initial Plan Year must be executed before the Effective Date. No Compensation Reduction Agreement may be amended or revoked after the last day on which it could have been executed, except that an agreement is automatically ineffective with respect to Compensation earned by the Participant who executed it after the date such Participant ceases to be eligible to participate in the Plan.

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Notwithstanding the preceding, an election to defer Bonus Compensation must generally be made by the last day of the year preceding the Plan Year in which the Eligible Employee first performs services for which the Bonus is earned; provided that if such Bonus is based on services performed over a period of at least twelve months and satisfies the other requirements for performance-based compensation under Section 409A of the Code, such election may be made not later than six months before the end of the service period, or by such other time as provided in future guidance issued under Section 409A of the Code.

4.3.3

Limitations on Compensation Reduction Accruals. The amount deferred by a Participant in accordance with Section 4.3.1 for any Plan Year may not exceed 70% of his Salary Compensation of that year and 70% of his Bonus Compensation. With respect to Qualified Plan Refunds, the Compensation Reduction Agreement will specify whether such Qualified Plan Refunds will be contributed to the Plan.

4.3.4

Election of Distribution Timing and Form. Each Compensation Reduction Agreement shall indicate the time and form in which Compensation deferred under such agreement shall be distributed from the Plan as permitted by, and subject to, Section 6. The distribution time and distribution form elections made on a Compensation Reduction Agreement pursuant to this 4.3.4 shall also be applicable to the Matching Contribution and NonMatching Contribution Accruals made for the Plan Year(s) for which such Compensation Reduction Agreement is effective.

4.4

Contributions to Trust Fund. The Company may, but is not required to, establish a Trust Fund and make contributions to it corresponding to any or all amounts accrued under Section 4.1. These contributions are credited with income, expense, gains and losses in accordance with the investment experience of the Trust Fund. The Committee may direct the Trustee to establish investment funds within the Trust Fund and to permit Participants to direct the allocation of their Account balances among these funds in accordance with rules prescribed by the Committee. The Committee may alter the available funds or the procedures for allocating Account balances among them at any time.

4.5

Status of the Trust Fund. Notwithstanding any other provision of this Plan, all assets of the Trust Fund remain the property of the Company and are subject to the claims of its creditors. No Participant has any priority claim on Trust assets or any security interest or other right in or to them superior to the rights of general creditors of the Company.

4.6

Earnings on Benefit Accruals. Any benefit accruals under the Plan with respect to which the Company does not make contributions to the Trust Fund in accordance with Section 4.4 are credited with income, expense, gains and losses in accordance with the investment experience that would result if assets were invested given the investment allocation provided by the Committee. The Committee may permit Participants to direct the investment allocation in accordance with rules provided by the Committee. The

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Committee may alter the available investment alternatives or the procedures for allocating Account balances among them at any time.

4.7

Nonalienability. A Participant’s rights under this Plan may not be voluntarily or involuntarily assigned or alienated. If a Participant attempts to assign his rights or enters into bankruptcy proceedings, his right to receive payments personally under the Plan will terminate, and the Committee may apply them in such manner as will, in its judgment, serve the best interests of the Participant.

ARTICLE 5 – Vesting

5.1

Definition of “Vesting.” A Participant’s interest in his Accounts is “vested” when it is not subject to forfeiture for any reason. The nonvested portion of an Account is forfeited upon Separation from Service for any reason other than death, Disability or Separation from Service on or after Normal Retirement Date.

5.2	Vesting Requirements.

5.2.1

When a Participant’s interest becomes vested. A Participant’s interest in his Compensation Reduction Accrual Account is fully (100%) vested at all times. The percentage of his interest in his Matching Contribution Accrual and NonMatching Contribution Accrual Accounts that is vested is based upon his number of Years of Service. The vesting schedule is contained in Section 5.2.2. If any of the events specified in Section 5.2.3 occurs, the Participant’s interest in his Matching Contribution Accrual and NonMatching Contribution Accrual Accounts is fully (100%) vested irrespective of his number of Years of Service.

5.2.2

Vesting schedule. Each Participant has, on any date before his Separation of Service, death, or Disability, a vested interest in his Matching Contribution Accrual and NonMatching Contribution Accrual Accounts based on his number of Years of Service, in accordance with the following schedule:

Years of	Vested
Vesting Service	Percentage

1	100%

5.2.3

Full vesting upon attainment of Normal Retirement Age, death or Disability. Regardless of his number of Years of Service, a Participant’s interest in his Matching Contribution Accrual and NonMatching Contribution Accrual Accounts becomes fully (100%) vested upon (a) his Normal Retirement Date or date of death, if his Separation from Service has not previously occurred or (b) the Committee’s determination that he is unable to continue to perform his regular duties on account of Disability.

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ARTICLE 6 – Distributions to Participants

6.1	Distributions.

6.1.1	Manner of distribution. Distributions to a Participant or Beneficiary will be in one of the following forms or a combination thereof:

(a)	lump sum distribution; or

(b)	annual installment payment not to exceed ten years;

provided that, notwithstanding any election made by a Participant pursuant to Section 4.3.4,

(c)	any Distributable Amount that is less than $10,000 shall be made as a lump sum; and

(d)	following a Participant’s death, his Account shall be distributed in a lump sum.

6.2	Date of Distribution.

6.2.1

Distribution pursuant to Participant’s Compensation Reduction Agreement. Distribution of the benefits accrued under the Plan shall occur as soon as administratively feasible as designated under properly executed Compensation Reduction Agreements pursuant to Section 4.3.4 upon the earlier of:

(a)	a Participant’s Separation from Service for any purpose;

(b)	the specific date designated by the Participant in the Compensation Reduction Agreement provided the date occurs at least two years after any contribution under the Compensation Reduction Agreement;

(c)	a Participant’s death; or

(d)	a Participant’s Disability.

6.2.2

Accounts balances of less than $10,000 at Separation from Service. Notwithstanding any election made by a Participant pursuant to Section 4.3.4, any Account balance of less than $10,000 shall be distributed in total as soon as administratively feasible following a Participant’s Separation from Service but in no event after the later of:

(a)	December 31 of the calendar year in which occurs the Participant’s Separation from Service; and

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(b)	The date 2½ months after the Participant’s Separation from Service.

6.2.3	Other distributions. Notwithstanding any election made by a Participant pursuant to Section 4.3.4, distributions of a Participant’s Account shall also be made by the Committee:

(a)	pursuant to a domestic relations order as defined in Section 414(p)(1)(B) of the Code;

(b)

pursuant to a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company, as permitted under Section 409A(a)(2)(A)(v) of the Code and any related regulations and/or guidance; or

(c)	as may be required to comply with a certificate of divestiture as defined in Section 1043(b)(2) of the Code.

6.2.4	Distributions to Key Employees

(a)

So long as the Company stock is traded on an established exchange, and notwithstanding any other provision in the Plan or any election made by a Participant pursuant to Section 4.3.4, distributions to Key Employees pursuant to the Key Employee’s Separation from Service may not be made before the date that is six months after the date of such Key Employee’s Separation from Service or, if earlier, the date that is six months after the date of such Key Employee’s death.

(b)	For purposes of this Section 6.2.4, Key Employee shall have the meaning used in Section 416(i) of the Code without regard to paragraph 5.

6.3	Type of Property to be Distributed. All distributions from the Plan to Participants and Beneficiaries are made in cash.

6.4	Income and Payroll Tax Withholding. The Company shall withhold any taxes required to be withheld for federal, state, or local government purposes.

6.5

Manner of Distribution to Minors or Incompetents. If at any time any distributee is, in the judgment of the Committee, legally, physically or mentally incapable of receiving any distribution due to him, the distribution will be made by the Committee, in its sole and absolute discretion, to a legal or natural guardian or legally appointed representative of the distributee, or, if none exists, to any other person or entity that, in the Committee’s discretionary judgment, will apply the distribution in the best interests of the intended distributee. The receipt by the guardian, legal representative, or other person or entity pursuant to this section shall be a complete discharge of all obligation and right of such Participant under this Plan. Neither the Company nor the Committee shall have any responsibility to see to the proper application of payments made under this section.

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6.6	Election of Beneficiary.

6.6.1

Designation or change of Beneficiary by Participant. When an Eligible Employee qualifies for participation in the Plan, the Committee will send him a Beneficiary designation form, on which he may designate one or more Beneficiaries and successor Beneficiaries. A Participant may change his Beneficiary designation at any time by filing the prescribed form with the Committee. The consent of the Participant’s current Beneficiary is not required for a change of Beneficiary and no Beneficiary has any rights under this Plan except as are provided by its terms. The rights of a Beneficiary who predeceases the Participant who designated him shall immediately terminate, unless the Participant has specified otherwise.

6.6.2

Beneficiary if no election is made. Unless a different Beneficiary has been elected in accordance with Section 6.6.1, the Beneficiary of any Participant who is lawfully married on the date of his death is his surviving spouse. The Beneficiary of any other Participant who dies without having designated a Beneficiary is his estate.

ARTICLE 7 – Amendment or Termination of the Plan

7.1

Company’s Right to Amend Plan. The Board of Directors may, at any time and from time to time, amend, in whole or in part, any of the provisions of this Plan or may terminate it as a whole or with respect to any Participant or group of Participants. Any such amendment is binding upon all Participants and their Beneficiaries, the Trustee, the Committee and all other parties in interest.

7.2	When Amendments Take Effect. A resolution amending or terminating the Plan becomes effective as of the date specified therein.

7.3	Restriction on Retroactive Amendments. No amendment may be made that retroactively deprives a Participant of any benefit accrued before the date of the amendment.

ARTICLE 8 – Plan Administration

8.1

The Administrative Committee. The Plan is administered by a Committee consisting of one or more persons appointed by the Board of Directors. The Board may remove any member of the Committee at any time, with or without cause, and may fill any vacancy. If a vacancy occurs, the remaining member or members of the Committee have full authority to act. The Board is responsible for transmitting to the Trustee the names and authorized signatures of the members of the Committee and, as changes take place in membership, the names and signatures of new members. Any member of the Committee may resign by delivering his written resignation to the Board, the Trustee and the

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Committee. Any such resignation becomes effective upon its receipt by the Board or on such other date as is agreed to by the Board and the resigning member. The Committee acts by a majority of its members at the time in office and may take action either by vote at a meeting or by consent in writing without a meeting. The Committee may adopt such rules and appoint such subcommittees as it deems desirable for the conduct of its affairs and the administration of the Plan.

8.2

Powers of the Committee. In carrying out its duties with respect to the general administration of the Plan, the Committee has, in addition to any other powers conferred by the Plan or by law, the following powers:

(a)	to determine all questions relating to eligibility to participate in the Plan;

(b)	to compute and certify to the Trustee the amount and kind of distributions payable to Participants and their Beneficiaries;

(c)	to maintain all records necessary for the administration of the Plan that are not maintained by the Company or the Trustee;

(d)	to interpret the provisions of the Plan and to make and publish such rules for the administration of the Plan as are not inconsistent with the terms thereof;

(e)	to establish and modify the method of accounting for the Plan or the Trust;

(f)	to employ counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties hereunder; and

(g)	to perform any other acts necessary and proper for the administration of the Plan, except those that are to be performed by the Trustee.

8.3	Indemnification.

8.3.1

Indemnification of members of the Committee by the Company. The Company agrees to indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of his action or failure to act in such capacity, excepting only expenses and liabilities arising out of his own willful misconduct. This right of indemnification is in addition to any other rights to which any member of the Committee may be entitled.

8.3.2

Liabilities for which members of the Committee are indemnified. Liabilities and expenses against which a member of the Committee is indemnified hereunder include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against him or the settlement thereof.

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8.3.3

Company’s right to settle claims. The Company may, at its own expense, settle any claim asserted or proceeding brought against any member of the Committee when such settlement appears to be in the best interests of the Company.

8.4

Claims Procedure. If a dispute arises between the Committee and a Participant or Beneficiary over the amount of benefits payable under the Plan, the Participant or Beneficiary may file a claim for benefits by notifying the Committee in writing of his claim. The Committee will review and adjudicate the claim pursuant to the rules provided for in the claims and appeals requirements of ERISA.

8.5	Expenses of the Committee. The members of the Committee shall serve without compensation for services as such. All expenses of the Committee are paid by the Company.

8.6	Correspondence to the Committee. Correspondence, including benefit claims, may be sent via first class mail, postage prepaid, to:

Committee for the RehabCare Group, Inc.

Executive Deferred Compensation Plan

c/o John McWilliams, Sr. Vice President

RehabCare Group, Inc.

7733 Forsyth Boulevard, Suite 2300

St. Louis, MO 63105

8.7	Expenses of the Plan. The expenses of administering the Plan shall be paid by the Company.

ARTICLE 9 – Miscellaneous

9.1

Plan Not a Contract of Employment. The adoption and maintenance of the Plan does not constitute a contract between the Company and any Participant and is not a consideration for the employment of any person. Nothing herein contained gives any Participant the right to be retained in the employ of the Company or derogates from the right of the Company to discharge any Participant at any time without regard to the effect of such discharge upon his rights as a Participant in the Plan.

9.2

No Rights Under Plan Except as Set Forth Herein. Nothing in this Plan, express or implied, is intended, or shall be construed, to confer upon or give to any person, firm, association, or corporation, other than the parties hereto and their successors in interest, any right, remedy, or claim under or by reason of this Plan or any covenant, condition, or stipulation hereof, and all covenants, conditions and stipulations in this Plan, by or on behalf of any party, are for the sole and exclusive benefit of the parties hereto.

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IN WITNESS WHEREOF, RehabCare Group, Inc. has adopted the foregoing by authority of its Board of Directors this 13th day of July 2005.

REHABCARE GROUP, INC.

By:	/s/ Vincent L. Germanese____________

Title:	Senior Vice President, Chief Financial Officer and Secretary

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